Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Marshall Murphy

(469) 549-3005

Nationstar Announces Pricing of $200 Million of Senior Notes due 2021

Lewisville, TX (March 21, 2013) – Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar”), a leading residential mortgage services company, today announced the pricing of $200 million aggregate principal amount of 6.500% Senior Notes due 2021 (the “Additional Notes”) offered by its wholly-owned subsidiaries Nationstar Mortgage LLC (the “Company”) and Nationstar Capital Corporation (together with the Company, the “Issuers”), which was upsized due to significant demand from its original $150 million launch. The Additional Notes are a follow-on issue to the Issuers’ $400 million aggregate principal amount of 6.500% Senior Notes due 2021 issued on February 7, 2013 (the “Existing Notes”) and form a single series of debt securities with the Existing Notes. The Additional Notes will be issued in a private placement at an offering price of 103.250%, have an effective yield of 5.828% and carry a coupon of 6.500% per annum, payable semi-annually in arrears, beginning July 1, 2013. The offering is expected to close on March 26, 2013, subject to customary closing conditions. The Additional Notes will be unsecured and will be guaranteed on a senior basis by Nationstar, Nationstar Sub1 LLC, Nationstar Sub2 LLC and certain of the Company’s wholly-owned subsidiaries.

The Issuers will use the net proceeds from this offering for general corporate purposes, which may include future acquisitions and transfers of servicing portfolios, including, but not limited to, the acquisition of certain residential mortgage servicing assets from Bank of America, National Association, and/or related businesses from third parties, including, but not limited to, from one or more affiliates of the initial purchasers in this offering.

The Additional Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Accordingly, the Additional Notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. Therefore, the Additional Notes will be subject to restrictions on transferability and resale, and may not be transferred or resold absent an effective registration statement or an applicable exemption from such registration requirements of the Securities Act.

This press release does not constitute an offer to sell or solicitation of an offer to purchase with respect to the Additional Notes or other securities, nor shall there be any sale of the Additional Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Nationstar

Based in Lewisville, Texas, Nationstar offers servicing, origination, and real estate services to financial institutions and consumers. Nationstar is one of the largest servicers in the United States, with a servicing portfolio of over 1.8 million residential mortgages in excess of $300 billion in unpaid principal balance as of February 1, 2013. Nationstar’s integrated loan origination business mitigates servicing portfolio run-off and improves credit performance for loan investors. Our Solutionstar business unit offers asset management, settlement, and processing services. Nationstar currently employs over 4,900 people. Additional corporate information is available at www.nationstarholdings.com.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. Forward-looking statements convey the Issuers’ current expectations or forecasts of future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Issuers’ actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of Nationstar’s Annual Report on Form 10-K for the year ended December 31, 2012 and other required reports, as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at http://www.sec.gov. Unless required by law, the Issuers undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.